UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 26, 2013
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 26, 2013, Lanny D. Greer resigned from the Board of Directors of Delta Natural Gas Company, Inc. Mr. Greer's resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  Mr. Greer resigned so that the Company would be better positioned to pursue the collection of a receivable from a customer in which Mr. Greer owns a non-controlling interest.

Mr. Greer's term would have expired at Delta's annual meeting on November 21, 2013.  While the Company's By-Laws provide that any vacancy occurring in the Board of Directors may be filled by a vote of the remaining Directors, the Board has no current plans to name anyone to complete the remainder of Mr. Greer's term.

The Company greatly appreciates Mr. Greer's 13 years of dedicated service on its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: July 29, 2013	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary